Exhibit 99.2

Consolidated Financial Statements For the fiscal quarters ended December 25, 2021 and December 26, 2020

C O N T E N T S
INDEPENDENT AUDITOR'S REVIEW REPORT	1
CONSOLIDATED FINANCIAL STATEMENTS
Balance Sheets	2
Statements of Income	3
Statements of Changes in Stockholders' Equity	4
Statements of Cash Flows	5 - 6
Notes to Financial Statements	7 - 21

INDEPENDENT AUDITOR'S REVIEW REPORT

BrandsMart U.S.A.
Hollywood, Florida

Results of Review of Interim Financial Information
We have reviewed the accompanying consolidated financial statements of Interbond Enterprises, Inc. and subsidiaries d/b/a BrandsMart U.S.A., which comprise the consolidated balance sheets as of December 25, 2021 and December 26, 2020, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal three-month periods (September 26, 2021 to December 25, 2021 and September 27, 2020 to December 26, 2020) then ended, and the related notes to the consolidated financial statements (collectively referred to as the interim financial information).
Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.
Basis for Review Results
We conducted our review in accordance with auditing standards generally accepted in the United States of America (GAAS) applicable to review of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of interim financial information is substantially less in scope than an audit conducted in accordance with GAAS, the objective of which is an expression of an opinion regarding the financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of BrandsMart U.S.A. and to meet our ethical responsibilities in accordance with the relevant ethical requirements relating to our review. We believe that the results of the review procedures provide a reasonable basis for our conclusion.
Responsibilities of Management for the Interim Financial Information
Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial information that is free from material misstatement, whether due to fraud or error.

Kaufman, Rossin & Co., P.A.
June 13, 2022
Miami, Florida

BRANDSMART U.S.A.
CONSOLIDATED BALANCE SHEETS

DECEMBER 25, 2021 AND DECEMBER 26, 2020
ASSETS	December 25, 2021	December 26, 2020
CURRENT ASSETS
Cash and cash equivalents	$ 121,945,000	$ 101,347,000
Marketable securities (Note 3)	12,689,000	12,661,000
Receivables, net of allowance for doubtful accounts of $136,000 and $80,000, respectively	1,187,000	1,978,000
Due from vendors	16,660,000	13,351,000
Merchandise inventories	102,705,000	70,968,000
Prepaid expenses and other current assets	2,345,000	2,453,000
Certificate of deposit	5,000,000	5,000,000
Total current assets	262,531,000	207,758,000
RESTRICTED CASH (NOTE 9)	2,500,000	2,500,000
PROPERTY AND EQUIPMENT, NET (NOTE 2)	93,719,000	96,519,000
OTHER ASSETS	5,290,000	6,502,000
	$ 364,040,000	$ 313,279,000
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Inventory loan payable (Note 5)	$ 19,604,000	$ 12,940,000
Accounts payable	28,683,000	23,713,000
Accrued expenses	20,742,000	24,171,000
Deferred revenue (Note 7)	26,962,000	22,217,000
Capital improvement obligations (Note 6)	95,000	926,000
Total current liabilities	96,086,000	83,967,000
DEFERRED REVENUE (NOTE 7)	932,000	1,576,000
CAPITAL IMPROVEMENT OBLIGATIONS (NOTE 6)	238,000	3,129,000
SUBORDINATED DEBT - STOCKHOLDERS (NOTE 4)	26,503,000	32,831,000
COMMITMENTS AND CONTINGENCIES (NOTE 9)
STOCKHOLDERS' EQUITY (NOTE 10)	240,281,000	191,776,000
	$ 364,040,000	$ 313,279,000

See accompanying notes and independent auditor's review report.

BRANDSMART U.S.A.
CONSOLIDATED STATEMENTS OF INCOME

PERIOD FROM SEPTEMBER 26, 2021 TO DECEMBER 25, 2021 AND PERIOD FROM SEPTEMBER 27, 2020 TO DECEMBER 26, 2020
	December 25, 2021	December 26, 2020
REVENUES	$ 205,915,000	$ 181,968,000
COST OF REVENUES	153,929,000	137,759,000
GROSS PROFIT	51,986,000	44,209,000
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	39,548,000	39,458,000
INCOME BEFORE OTHER INCOME (EXPENSES)	12,438,000	4,751,000
OTHER INCOME (EXPENSES)
Rental income, net (Note 8)	562,000	569,000
Interest income	4,000	18,000
Interest expense - related parties (Note 4)	(105,000)	(165,000)
Interest expense - other (Note 6)	(5,000)	(81,000)
Total other income	456,000	341,000
NET INCOME	$ 12,894,000	$ 5,092,000
See accompanying notes and independent auditor's review report.

BRANDSMART U.S.A.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

PERIOD FROM SEPTEMBER 26, 2021 TO DECEMBER 25, 2021 AND PERIOD FROM SEPTEMBER 27, 2020 TO DECEMBER 26, 2020

	Common stock (Note 10) Amount	Additional paid-in capital	Retained earnings	Total
Balances - September 26, 2020	$ 10,000	$ 838,000	$ 185,836,000	$ 186,684,000
Net income	-	-	5,092,000	5,092,000
Balances - December 26, 2020	$ 10,000	$ 838,000	$ 190,928,000	$ 191,776,000

Balances - September 25, 2021	$ 10,000	$ 838,000	$ 226,539,000	$ 227,387,000
Net income	-	-	12,894,000	12,894,000
Balances - December 25, 2021	$ 10,000	$ 838,000	$ 239,433,000	$ 240,281,000
See accompanying notes and independent auditor's review report.

BRANDSMART U.S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS

PERIOD FROM SEPTEMBER 26, 2021 TO DECEMBER 25, 2021 AND PERIOD FROM SEPTEMBER 27, 2020 TO DECEMBER 26, 2020
	December 25, 2021	December 26, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 12,894,000	$ 5,092,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,636,000	1,467,000
Bad debt provision	19,000	19,000
Unrealized gain on marketable securities	-	(21,000)
Changes in operating assets and liabilities:
Receivables	535,000	(879,000)
Due from vendors	(5,159,000)	(4,001,000)
Merchandise inventories	(20,562,000)	(11,464,000)
Prepaid expenses and other current assets	1,093,000	159,000
Other assets	(8,000)	(976,000)
Accounts payable	13,932,000	2,976,000
Accrued expenses	(61,000)	2,969,000
Deferred revenue	(586,000)	2,498,000
Total adjustments	(9,161,000)	(7,253,000)
Net cash provided by (used in) operating activities	3,733,000	(2,161,000)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(775,000)	(296,000)
Purchases of marketable securities	-	(10,000)
Net cash used in investing activities	(775,000)	(306,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings of inventory loan payable	2,929,000	664,000
Repayments of subordinated debt - stockholders	(76,000)	(19,000)
Repayments of capital improvement obligations	(52,000)	(799,000)
Net cash provided by (used in) financing activities	2,801,000	(154,000)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	5,759,000	(2,621,000)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - BEGINNING	118,686,000	106,468,000
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - ENDING	$ 124,445,000	$ 103,847,000
See accompanying notes and independent auditor's review report.

BRANDSMART U.S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

PERIOD FROM SEPTEMBER 26, 2021 TO DECEMBER 25, 2021 AND PERIOD FROM SEPTEMBER 27, 2020 TO DECEMBER 26, 2020
December 25, 2021	December 26, 2020

Supplemental Disclosure of Cash Flow Information:
Interest paid	$ 109,210	$ 465,069
Net Subchapter "S" corporations income tax deposits refunded	$ -	$ -
Reconciliation of Cash, Cash Equivalents and Restricted Cash as reported within the Consolidated Balance Sheets to the amounts in the Consolidated Statements of Cash Flows:
Cash and cash equivalents	$ 121,945,000	$ 101,347,000
Restricted cash	2,500,000	2,500,000
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$ 124,445,000	$ 103,847,000
See accompanying notes and independent auditor's review report.

BRANDSMART U.S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The consolidated financial statements include the accounts of Interbond Enterprises, Inc. ("Parent") d/b/a BrandsMart U.S.A., and its wholly-owned subsidiaries, Interbond Corporation of America ("Interbond"), BrandsMart U.S.A. of South Dade, Inc. ("South Dade"), BrandsMart Service Corporation ("Service"), and BrandsMart U.S.A. of Georgia, LLC ("Georgia") (collectively the "Company"). All material intercompany accounts and transactions have been eliminated in consolidation. The Company is engaged in the business of selling audio, television, video, computer, appliance and other electronic equipment through its retail outlets. The Company operates seven retail outlets and a clearance center located in South Florida and two retail outlets in the Greater Atlanta Area.

Fiscal Quarters
The fiscal quarter ended December 25, 2021, was comprised of a 13 week period from Sunday September 26, 2021 through Saturday December 25, 2021. The fiscal quarter ended December 26, 2020, was comprised of a 13 week period from Sunday September 27, 2020 through Saturday December 26, 2020.

Change in Accounting Principle
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606") ("ASC 606"). The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company adopted ASC 606 and all its related amendments, as of September 27, 2020, using the modified retrospective method, under which the cumulative effect of initially applying ASC 606 is recorded to stockholders' equity. The adoption of ASC 606 as of September 27 2020, did not result in a change to the Company's consolidated financial statements.

Cash and Cash Equivalents
Cash and cash equivalents are comprised of bank accounts and highly liquid financial instruments, including amounts due from banks for customer credit card and debit card transactions.

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Receivables
Receivables consist principally of amounts due from a third party warranty provider for services performed. The carrying amount of receivables is reduced by an allowance that reflects management's best estimate of the amounts that will not be collected. The allowance is primarily based on historical collection trends and write-off history. Receivables are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 25, 2021, September 25, 2021, December 26, 2020 and September 26, 2020, receivables were approximately $1,187,000, $1,742,000, 1,978,000 and 1,118,000, respectively.

Due from Vendors
Due from vendors primarily represent amounts due under cooperative advertising programs, rebate programs, vendor allowances and returned merchandise. The carrying amount of due from vendors is reduced by an allowance that reflects management's best estimate of the amounts that will not be collected. As management believes that the amounts are fully collectible and are therefore stated at net realizable value, management has not recorded an allowance for doubtful accounts at December 25, 2021 and December 26, 2020.

Certificate of Deposit
The Company held an investment in a certificate of deposit which earned interest at 0.11% and matured on February 2022.

Merchandise Inventories
Merchandise inventories are stated at the lower of weighted average cost or net realizable value, which approximates FIFO (first-in, first-out) and consist entirely of merchandise held for resale. In-bound freight related costs from vendors net of allowances and vendor rebates are included as part of the net cost of merchandise inventories.

The Company periodically evaluates aged and distressed inventory and establishes an inventory markdown which represents the excess of the carrying value, over the amount the Company expects to realize from the ultimate sale of the inventory. Markdowns establish a new cost basis for the inventory. There were no significant markdown provisions recorded during the fiscal quarters ended December 25, 2021 and December 26, 2020.

Marketable Securities
The Company's marketable securities are reported at fair value based on quoted market prices. Interest income in the consolidated statements of income includes realized and unrealized gains and losses, interest and dividend income and investment expenses.

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment
Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts, while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are charged to expense currently. Depreciation and amortization is computed using the following methods and estimated useful lives:

	Useful Life	Method

Software	3 - 10 years	Double-declining balance
Equipment	5 - 7 years	Double-declining balance
Furniture and fixtures	5 - 10 years	Double-declining balance
Leasehold improvements	10 - 39 years or life of lease, whichever is shorter	Straight-line
Real estate including rental property	39 years	Straight-line

Impairment of Long-Lived Assets
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized to the extent the carrying amount of the impaired asset exceeds fair value. There was no impairment loss recognized during the fiscal quarters ended December 25, 2021 and December 26, 2020.

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements
Fair value is defined as the price that the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with an independent counter-party in the principal market or in the absence of a principal market, the most advantageous market for the asset or liability. Fair value measurements establishes a three-tier hierarchy to distinguish between (1) inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances (unobservable inputs) and to establish a classification of fair value measurements for disclosure purposes. The inputs are summarized in the three broad levels listed below.

Level 1    -    Quoted prices in active markets for identical assets and liabilities
Level 2    -    Observable inputs other than Level 1 process, such as quoted prices for similar assets or liabilities; quoted prices in active markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities
Level 3    -    Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

The following is a description of the valuation methodology used for the investments measured at fair value, as well as the general classification of such investments pursuant to the valuation hierarchy:

Mutual Funds
Mutual funds are valued at their net asset values, which are determined daily and are quoted on a national exchange. These funds are categorized in Level 1 of the fair value hierarchy.

There were no transfers between the levels of the fair value hierarchy during the fiscal quarters ended December 25, 2021 and December 26, 2020.

Use of Estimates
The preparation of consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the consolidated balance sheet dates and the reported amounts of revenues and expenses for the fiscal periods presented. Actual results could differ from those estimates.

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising and Promotion Costs
Advertising and promotion costs are expensed as incurred. Advertising and promotion costs, before vendor allowances for cooperative advertising, amounted to $5,150,000 and $4,316,000 for the fiscal quarters ended December 25, 2021 and December 26, 2020, respectively, and is included as a component of selling, general and administrative expenses in the accompanying consolidated statements of income.

Income Taxes
The Company, with the consent of its stockholders, has elected to be taxed under the S Corporation provisions of the Internal Revenue Code. Under these provisions, taxable income or loss of the Company is reflected by the stockholders on their personal income tax returns. Therefore, no provisions for income taxes has been made in the accompanying consolidated financial statements.

The Company has a September fiscal year end and is therefore required to carry ongoing income tax deposits with the Internal Revenue Service, which amounted to 1,914,000 and 2,088,000 at December 25, 2021 and December 26, 2020, respectively, and is included as a component of other assets in the accompanying consolidated balance sheets.

The Company assesses its tax positions in accordance with "Accounting for Uncertainties in Income Taxes" as prescribed by the Accounting Standards Codification, which provides guidance for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return for open tax years (generally a period of three years from the later of each return's due date or the date filed) that remain subject to examination by the Company's major tax jurisdictions.

The Company assesses its tax positions and determines whether it has any material unrecognized liabilities for uncertain tax positions. The Company records these liabilities to the extent it deems them more likely than not to be incurred. Interest and penalties related to uncertain tax positions, if any, would be classified as a component of income tax expense.

The Company believes that it does not have any significant uncertain tax positions requiring recognition or measurement in the accompanying consolidated financial statements.

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition
The Company generates revenue primarily from the sales of products and services, both as a principal and as an agent. Revenues are recognized when a customer obtains control of promised products or services. The amount of revenues recognized reflects the consideration that the Company expects to be entitled to receive in exchange for these products or services. Revenue excludes sales and usage-based taxes collected and is reported net of sales refunds, which includes an estimate of future returns based on historical refund rates. To achieve the core principle of ASC 606, the Company applies the following five steps: (1) Identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to performance obligations in the contract, (5) recognize revenue when or as the Company satisfies a performance obligation.

Product revenues are recognized when control passes from the Company to the customer, which generally occurs at a point in time when the customer completes a transaction in the store and receives the merchandise. The Company's payment terms are typically at the point of sale. In the case of items paid for in the store, but subsequently delivered to the customer, control passes and revenues are recognized once delivery has been completed. Any fees charged to customers for delivery are a component of the transaction price and are recognized when delivery has been completed. The Company is principal to the contract as they have control of the physical products prior to transfer to the customer. Accordingly, product revenues are recognized on a gross basis.

Service revenues for installation and product repair are recognized once the service is completed, as this is when the customer has the ability to direct the use of and obtain the benefits of the service or serviced product. Payment terms are typically at the point of sale, but may also occur upon completion of the service. The Company's service contracts are primarily with retail customers and third-party underwriters who sell extended warranty protection plans. The Company is principal to the contract as they have control of the service being transferred to the customer. Accordingly, service revenues for installation and product repair are recognized on a gross basis.

Service revenues for the sale of protection plans to customers that provide extended warranty coverage on their product purchases are recognized at a point in time when the corresponding product revenue is recognized. Payment is due at the point of sale. A third-party underwriter assumes the risk associated with the coverage and is primarily responsible for fulfillment. The Company is an agent to the contract and records the fixed commissions on a net basis (the amount charged to the customer less the premiums remitted to the underwriter).

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (continued)
The Company sells gift cards to their customers. Revenues from gift cards are recognized when the card is redeemed by the customer. The Company records the sale of gift cards as deferred revenue until the card is redeemed by the customer. The Company also recognizes revenues for the portion of gift card values that is not expected to be redeemed ("breakage"). The Company estimates breakage based on historical patterns and recognizes revenue using a method that is consistent with customer redemption patterns. Gift card breakage income was insignificant for the fiscal quarters ended December 25, 2021 and December 26, 2020.

In December 2012, the Company entered into a ten-year service agreement with a third party warranty provider. The agreement required the third party warranty provider to pay the Company a one-time signing bonus of $6,250,000. The signing bonus is being recognized into revenue on a straight-line basis, which approximates the anticipated utilization of the warranty service over the life of the agreement.

When the Company receives payment from customers before the customer has taken possession of the product or the service has been performed the amount received is recorded as deferred revenue until the sale or service is compete. At December 25, 2021, September 25, 2021, December 26, 2020, and September 26, 2020, the contract liabilities balances consisted of deferred revenue as further described in Note 7.

Cost of Revenues
Cost of revenues includes the total net vendor cost of products sold including in-bound freight expenses, costs of services provided, vendor allowances that are not a reimbursement of specific and identifiable costs to promote or carry a vendor's products, customer delivery expenses, markdowns and physical inventory losses.

Vendor Allowances and Rebates
The Company receives vendor allowances and rebates for various programs, primarily as volume incentives, and reimbursements of both specific and non-specific costs for advertising, markdowns, and margin protection. Vendor allowances provided as a reimbursement of specific, incremental and identifiable costs incurred to promote a vendor's product are included as a reduction to advertising expense. All other vendor allowances and rebates, including vendor allowances received in excess of the cost to promote a vendor's product, are estimated and deferred, on a vendor by vendor basis, and recorded as a reduction of merchandise inventories. The estimated deferred amounts are then realized as a reduction of cost of revenues when the related product or category of products are sold.

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations
The Company purchased approximately 28% and 25% of its merchandise from one vendor during the fiscal quarters ended December 25, 2021 and December 26, 2020, respectively. The Company may, in the normal course of operations, maintain cash and certificates of deposit balances in excess of federally insured limits.

NOTE 2. PROPERTY AND EQUIPMENT

Property and equipment at December 25, 2021 and December 26, 2020, consisted of the following:

	December 25, 2021	December 26, 2020

Land	$ 28,835,000	$ 28,685,000
Retail facilities and rental property	90,017,000	89,850,000
Equipment	25,891,000	24,724,000
Furniture and fixtures	10,618,000	9,993,000
Software	6,933,000	5,687,000
Leasehold improvements	18,864,000	18,775,000
Work in progress	2,927,000	2,704,000
	184,085,000	180,418,000
Less: accumulated depreciation and amortization	(90,366,000)	(83,899,000)
	$ 93,719,000	$ 96,519,000

Depreciation and amortization expense of property and equipment amounted to $1,636,000 and $1,467,000 for the fiscal quarters ended December 25, 2021 and December 26, 2020, respectively.

Asset for Sale
At December 25, 2021, certain rental property and related land with an approximate cost basis of $6,486,000 is under a sales contract for a purchase price of $8,755,000.

NOTE 3. FAIR VALUE MEASUREMENTS

The Company's marketable securities recorded at fair value have been categorized based upon a fair value hierarchy in accordance with the Company's accounting policies as disclosed in Note 1. The following table presents information about the Company's marketable securities measured at fair value as of December 25, 2021 and December 26, 2020:

MARKETABLE SECURITIES, at fair value at December 25, 2021	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total

Mutual funds	$ 12,689,000	$ -	$ -	$ 12,689,000

MARKETABLE SECURITIES, at fair value at December 26, 2020	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total

Mutual funds	$ 12,661,000	$ -	$ -	$ 12,661,000

NOTE 4. SUBORDINATED DEBT - STOCKHOLDERS

Subordinated debt - stockholders at December 25, 2021 and December 26, 2020 consisted of the following:

	December 25, 2021	December 26, 2020

Mortgages payable to stockholders - collateralized by real estate and the related building, improvements and equipment; monthly interest only payments; interest at 1.12% per annum through January 2021 and 0.12% per annum thereafter; maturing January 2024; principal balance is subordinated to the inventory loan (Note 5)
	$ 21,564,000	$ 27,892,000
Mortgage payable to stockholders - collateralized by the real estate and the related building, improvements and equipment located in Deerfield Beach; monthly interest only payment of $28,812; interest at 7%; maturing on the earlier of August 2025 or one year from written demand; principal balance is subordinated to the inventory loan (Note 5)	4,939,000	4,939,000
	$ 26,503,000	$ 32,831,000

Interest expense related to the subordinated debt - stockholders amounted to $105,000 and $165,000 for the fiscal quarters ended December 25, 2021 and December 26, 2020, respectively.

During March 2022, the subordinated debt - stockholders was paid back in full.

NOTE 5. INVENTORY LOAN

The Company maintains an inventory financing agreement with a lender that provides financing up to $65,000,000 to purchase inventory from certain vendors as defined in the agreement. Until May 31, 2021, the amount of borrowings allowed under the inventory loan were determined based on a percentage of eligible inventory as defined in the agreement. As of June 1, 2021, the inventory financing agreement was amended and the percentage limitation on borrowings was eliminated. Amounts borrowed by the Company under the inventory loan are to be repaid based on the payment terms (pay-as-sold or scheduled payment program) as defined in the agreement, with all borrowings due within 50 days. The inventory loan is collateralized by all personal property of the Company, including inventory, equipment, and other goods. Interest is due monthly on the outstanding principal based on the higher of prime rate, 1-month LIBOR, or 3-month LIBOR (3.25% as of December 25, 2021 and December 26, 2020), commencing typically and only after 30 days of the borrowing or the free floor period as defined in the agreement. The inventory financing agreement is terminable with 30 days prior written notice from one party to the other. The inventory loan contains certain affirmative and negative covenants, which, among other things, restricts encumbrances of certain corporate assets, obtaining additional debt, loans to officers and certain distributions. As of December 25, 2021 and December 26, 2020, $19,604,000 and $12,940,000 was outstanding on the inventory loan, respectively. Interest expense related to inventory loan amounted to $0 for both the fiscal quarters ended December 25, 2021 and December 26, 2020.

NOTE 6. CAPITAL IMPROVEMENT OBLIGATIONS

Pace Financing
In connection with energy efficiency capital improvements made at its retail outlets in Florida, the Company had financing agreements amounting to $7,139,000 under the property assessed clean energy ("PACE") program, a State of Florida enacted program. PACE provided for the financing of renewable energy systems, energy efficiency improvements, and wind resistance improvements through a non-ad valorem assessment on the property owner's annual property tax bill. These financing agreements bore interest at fixed rates ranging from 5.75% to 6.49% per annum and had 10 year terms which would have matured through September 2026. At December 26, 2020, $3,502,000 was outstanding on the PACE financing obligations. These obligations were fully paid off in April 2021.

Notes Payable - Landlord
The Company has entered into two note payable agreements amounting to $1,213,000 with its landlord for energy efficiency improvements made to the Hollywood, Florida headquarters and warehouse facilities. The $781,000 note bears interest at a fixed rate of 5% per annum and matures in May 2022. The $433,000 note bears interest at a fixed rate of 5% per annum and matures in August 2028. As of December 25, 2021 and December 26, 2020, $333,000 and $553,000, was outstanding on these notes payable, respectively.

NOTE 6. CAPITAL IMPROVEMENT OBLIGATIONS (Continued)

The aggregate maturities of the capital improvement obligations subsequent to December 25, 2021 are as follows:

2022	$ 94,000
2023	38,000
2024	40,000
2025	42,000
2026	44,000
Thereafter	75,000
$ 333,000

Interest expense on the capital improvement obligations amounted to $5,000 and $81,000 for the fiscal quarters ended December 25, 2021 and December 26, 2020, respectively.

NOTE 7. DEFERRED REVENUE

Deferred revenue at December 25, 2021, September 25, 2021, December 26, 2020, and September 26, 2020 consisted of the following:

	December 25, 2021	September 25, 2021	December 26, 2020	September 26, 2020

Customer deposits for products and services	$ 25,455,000	$ 25,897,000	$ 20,816,000	$ 18,219,000
Unredeemed gift cards	1,236,000	1,210,000	1,124,000	1,067,000
Service agreement signing bonus	613,000	769,000	1,238,000	1,394,000
Other	590,000	604,000	615,000	615,000
	$ 27,894,000	$ 28,480,000	$ 23,793,000	$ 21,295,000

NOTE 8. RENTAL INCOME UNDER OPERATING LEASES

The Company has entered into various non-cancelable operating leases at certain of its retail facilities with unrelated tenants having terms expiring between 1 and 98 months subsequent to fiscal quarter end. The net rental income for the fiscal quarters ended December 25, 2021 and December 26, 2020 amounted to $562,000 and $569,000, respectively.

NOTE 8. RENTAL INCOME UNDER OPERATING LEASES (Continued)

Future minimum annual rentals to be collected under all non-cancelable operating leases subsequent to December 25, 2021, are as follows:

2022	$ 1,840,000
2023	1,752,000
2024	1,116,000
2025	1,084,000
2026	166,000
Thereafter	497,000
$ 6,455,000

NOTE 9. COMMITMENTS, CONTINGENCIES AND LEGAL SETTLEMENTS

Operating Leases
The Company leases certain office, warehouses, land, retail facilities and equipment under non-cancelable operating leases. Certain leases contain escalation clauses for which a deferred rent component has been included in accrued expenses in the accompanying consolidated balance sheets.

The future minimum lease payments under non-cancelable operating leases with initial or remaining terms of one year or more at December 25, 2021 are as follows:

2022	$ 11,304,000
2023	11,602,000
2024	9,910,000
2025	9,578,000
2026	8,889,000
Thereafter	17,858,000
$ 69,141,000

Rent expense on all operating leases amounted to $3,649,000 and $4,339,000 for the fiscal quarters ended December 25, 2021 and December 26, 2020, respectively.

Accounting Pronouncement Not Yet Adopted
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) ("ASC 842"). ASC 842 which has application to lessors and lessees, and among other things, requires lessees to recognize lease assets and lease liabilities on the balance sheet for those leases previously classified as operating leases. As permitted by ASU 2020-05, Leases (Topic 842) Effective Dates for Certain Entities, the Company has elected to defer adoption of ASC 842, until the fiscal year beginning September 25, 2022.

NOTE 9. COMMITMENTS, CONTINGENCIES AND LEGAL SETTLEMENTS (Continued)

Other Litigation Matters
The Company is involved in various legal proceedings arising in the ordinary course of business. While it is not feasible to predict or determine the outcome of these proceedings, in the opinion of management, based on a review with legal counsel, any losses which may result from such legal proceedings are not expected to have a material adverse impact on the consolidated financial position or results of operations of the Company.

Restricted Cash
At December 25, 2021 and December 26, 2020, the Company maintains cash collateral of $2,500,000, with an insurance company holding the Company's workers' compensation and general liability insurance policies.

NOTE 10. COMMON STOCK

The common stock of the Company at December 25, 2021 and December 26, 2020 consisted of the following:

	December 25, 2021	December 26, 2020

Class A voting common stock, $0.01 par value; 100,000,000 shares authorized; 123,058 shares issued and outstanding	$ 1,230	$ 1,230
Class B non-voting common stock, $0.01 par value; 100,000,000 shares authorized; 876,942 shares issued and outstanding	8,770	8,770
	$ 10,000	$ 10,000

NOTE 11. RISKS AND UNCERTAINTIES

In March 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. Although as of the report date the COVID-19 global pandemic has not had a material adverse effect upon the Company, the future potential impact, if any, cannot be determined at this time.

NOTE 12. SUBSEQUENT EVENTS

Acquisition
On April 1, 2022, the Company was acquired by The Aaron's Company.

Evaluation Date
The Company has evaluated subsequent events through June 13, 2022, which is the date the accompanying consolidated financial statements were available to be issued.